                         NiSource Inc. and Subsidiaries
                          Interest on Acquisition Debt
                      For the Year Ended December 31, 2001
--------------------------------------------------------------------------------

                       Balance of Acquistion Indebtedness
                       ----------------------------------

                                                                          Issue Date     Issue Date
                                                                         Nov 10, 2000   Nov 10, 2000
                                            Short-term                   3-Year Notes   5-Year Notes
                                          Borrowings(1)      SAILS           7.5%          7.625%
                                          ------------------------------------------------------------

Beginning Balance - November 1, 2000       4,144,501,483    114,402,141              0              0

Issue Term Notes - November 10, 2000      (2,650,000,000)             0    750,000,000    750,000,000

Issue Common Stock - November 27, 2000      (280,900,000)             0              0              0

                                          ------------------------------------------------------------
Ending Balance - December 31, 2000         1,213,601,483    114,402,141    750,000,000    750,000,000
                                          ============================================================


                                             Issue Date     Issue Date     Issue Date
                                            Nov 10, 2000   Nov 10, 2000  April 6, 2001        Total
                                           10-Year Notes   5-Year Notes   2-Year Notes     Acquisition
                                               7.875%         7.625%         5.75%             Debt
                                          --------------------------------------------------------------

Beginning Balance - November 1, 2000                    0              0              0    4,258,903,624

Issue Term Notes - November 10, 2000        1,000,000,000    150,000,000              0                0

Issue Common Stock - November 27, 2000                  0              0              0     (280,900,000)

                                          ---------------------------------------------------------------
Ending Balance - December 31, 2000          1,000,000,000    150,000,000              0    3,978,003,624
                                          ===============================================================



                                                                          Issue Date     Issue Date
                                                                         Nov 10, 2000   Nov 10, 2000
                                            Short-term                   3-Year Notes   5-Year Notes
                                          Borrowings(1)      SAILS           7.5%          7.625%
                                          ------------------------------------------------------------
Beginning Balance - January 1, 2001        1,213,601,483    114,402,141    750,000,000    750,000,000

Issue Term Notes - Apil 6, 2001             (300,000,000)             0              0              0

                                          ------------------------------------------------------------
Ending Balance - December 31, 2001           913,601,483    114,402,141    750,000,000    750,000,000
                                          ============================================================


                                             Issue Date     Issue Date     Issue Date
                                            Nov 10, 2000   Nov 10, 2000  April 6, 2001        Total
                                           10-Year Notes   5-Year Notes   2-Year Notes     Acquisition
                                               7.875%         7.625%         5.75%             Debt
                                          --------------------------------------------------------------
Beginning Balance - January 1, 2001        1,000,000,000    150,000,000              0    3,978,003,624

Issue Term Notes - Apil 6, 2001                        0              0    300,000,000                0

                                          --------------------------------------------------------------
Ending Balance - December 31, 2001         1,000,000,000    150,000,000    300,000,000    3,978,003,624
                                          ==============================================================



           Calculation of Interest Expense on Acquisition Indebtedness
           -----------------------------------------------------------


                                                                          Issue Date     Issue Date
                                                                         Nov 10, 2000   Nov 10, 2000
                                            Short-term                   3-Year Notes   5-Year Notes
                                          Borrowings(1)      SAILS           7.5%          7.625%
                                          ------------------------------------------------------------
For the Year Ended December 31, 2001:
-------------------------------------

Interest on Term Notes                                 0              0     56,250,000     57,187,500

Booked Interest Expense on SAILS                       0      8,425,254              0              0

Interest on Commercial Paper/Other Short-
  term Debt @Weighted Avg. Cost of 2.88%      28,957,163              0              0              0

                                          ------------------------------------------------------------
                  Total                       28,957,163      8,425,254     56,250,000     57,187,500
                                          ============================================================


                                             Issue Date     Issue Date     Issue Date
                                            Nov 10, 2000   Nov 10, 2000  April 6, 2001        Total
                                           10-Year Notes   5-Year Notes   2-Year Notes     Acquisition
                                               7.875%         7.625%         5.75%             Debt
                                          --------------------------------------------------------------
For the Year Ended December 31, 2001:
-------------------------------------

Interest on Term Notes                     78,750,000     11,437,500     12,760,274      216,385,274

Booked Interest Expense on SAILS                    0              0              0        8,425,254

Interest on Commercial Paper/Other Short-
  term Debt @Weighted Avg. Cost of 2.88%            0              0              0       28,957,163

                                          -----------------------------------------------------------
                  Total                    78,750,000     11,437,500     12,760,274      253,767,691
                                          ===========================================================

                                                                                            08/29/02

(1) Includes Commercial Paper and Bank Facility Borrowings